UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2016, the Company amended the Employment Agreement, dated February 12, 2002, between the Company and Christopher W. Bergstrom (as amended, the “Agreement”) in connection with his transition to President and Chief Executive Officer of the Company.  Pursuant to the amendment to the Agreement (the “Amendment”), Mr. Bergstrom will receive an initial annual salary of $450,000.

In addition, the Amendment increases the amount of severance payments to which Mr. Bergstrom is entitled if his employment is terminated by the Company without “cause” or by Mr. Bergstrom with “good reason” (as those terms are defined in the Agreement) within 12 months following a change of control to 2.99 times his average compensation over the five-year period prior to such termination.  The Amendment also provides for (i) the establishment of a Rabbi Trust to hold and manage any of the foregoing payments to which Mr. Bergstrom becomes entitled following a change of control pending receipt of necessary regulatory and shareholder approval and (ii) the reimbursement of legal expenses to pursue the enforcement of Mr. Bergstrom’s rights under the change in control provisions in the Agreement.

The foregoing summary description of certain terms of the Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and Amendment, copies of which are attached as Exhibit 10.5 to the Company’s registration statement on Form SB-2 filed February 19, 2002 (as amended by the addendums to the Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed August 23, 2011 and Exhibit 10.1 to the Current Report on Form 8-K filed March 15, 2012) and as Exhibit 10.1 to this report, respectively, and which are incorporated by reference into this Item 5.02.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement of Christopher W. Bergstrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: April 4, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement of Christopher W. Bergstrom.